UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

MONTEREY GOURMET FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11777	77-0227341
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1528 Moffett Street
Salinas, California 93905
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 753-6262

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01: Completion of Acquisition or Disposition of Assets.

On April 18, 2008, Monterey Gourmet Foods, Inc. (“the Company”), Sonoma Foods, Inc. (“Sonoma”), and the minority shareholders of Sonoma (“Shareholders”) entered into an agreement (the “Amendment”) amending the Purchase Agreement dated April 7, 2005, pursuant to which the Company agreed to acquire all of the outstanding shares of Sonoma. Pursuant to the Amendment, the Company’s purchase of the remaining 20% of Sonoma’s outstanding shares not already owned by the Company was accelerated and the purchase price was set at $50,000, plus a potential earn-out based upon an agreed formula. At the same time, the Company and the Shareholders terminated existing employment agreements with the Shareholders and entered into severance arrangements which provide for payments and benefits substantially equivalent to those provided by the former employment agreements.

          A copy of the Amendment is filed herewith as Exhibit 10.1.

Item 2.02. Results of Operations and Financial Condition.

On April 24, 2008, the Company issued a press release regarding the Company’s projected net revenues for its first quarter ended March 31, 2008. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 of this report and the attached Exhibit 99.1 are being furnished pursuant to Item 2.02 of this Form 8-K and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

Exhibit
No.	Description

10.1	Amendment to Stock Purchase Agreement

99.1	April 24, 2008 Press Release by Monterey Gourmet Foods, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY PASTA COMPANY

Date: April 24, 2008	By:	/s/ Scott S. Wheeler

Scott S. Wheeler
Chief Financial Officer